UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2010
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

001-32632 (Commission File No.)	41-1719250 (IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
On September 14, 2010, Uroplasty, Inc held its 2010 Annual Meeting of Shareholders (“Annual Meeting”). The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:
Proposal 1: Thomas E. Jamison and James P. Stauner were re-elected as Class III directors to serve a three-year term until the annual meeting held in 2013, or until their respective successors are elected and qualified, by a vote of holders of 2,268,548 shares in favor of re-election of each of Mr. Jamison and Mr. Stauner, 19,984 shares withheld for each Mr. Jamison and Mr. Stauner, and 10,292,788 broker non-votes.
Proposal 2: Shareholders ratified the appointment of Grant Thornton LLP as our independent registered public auditors for our fiscal year ended March 31, 2011, by a vote of holders of 12,493,661 shares in favor of ratification, 29,615 shares against, and 58,044 shares abstaining.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: September 20, 2010

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer